Exhibit 99.1

Alpine Immune Sciences Terminates Enrollment of Davoceticept Clinical Studies (NEON-1 and NEON-2)

- Company’s primary focus will be the pursuit of expedited development plans for ALPN-303 in multiple autoimmune and inflammatory indications -

SEATTLE — (BUSINESS WIRE) — Oct. 24, 2022 — Alpine Immune Sciences, Inc. (NASDAQ: ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for autoimmune and inflammatory diseases, today announced that the Company has voluntarily terminated enrollment in both clinical studies involving davoceticept (ALPN-202), an investigational CD28 costimulator and dual checkpoint inhibitor, including the NEON-1 study of davoceticept as monotherapy and the NEON-2 study of davoceticept in combination with pembrolizumab. Following these decisions, the Company plans to focus its development resources primarily on ALPN-303, a potentially best-in-class dual BAFF/APRIL B cell cytokine inhibitor in development for multiple autoantibody-related inflammatory diseases, as well as acazicolcept (ALPN-101), a potentially first-in-class dual CD28/ICOS inhibitor in development for systemic lupus erythematosus (SLE) in collaboration with AbbVie.

The decision to terminate enrollment in the davoceticept studies was made in the interest of patient safety after the Company was notified of a second death in the NEON-2 study, attributed to cardiogenic shock. The participant, who had metastatic colorectal cancer previously treated with colectomy and multiple prior systemic chemotherapies, had received a single dose each of davoceticept and pembrolizumab. NEON-2 had previously been subject to a partial clinical hold due to a death attributed to cardiogenic shock. The Company is conducting an ongoing, comprehensive assessment of all NEON study participants.

“Patient safety remains our highest priority,” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine. “We have determined it is in the best interest of all patients to terminate enrollment in the davoceticept studies and we will continue to work with the U.S. Food and Drug Administration, Merck, the study Safety Monitoring Committee, and the study investigators to further understand this important safety issue. Davoceticept has shown encouraging signs of clinical activity and it is unfortunate we have not yet been able to identify a safe dose regimen for the combination with pembrolizumab. We will now prioritize the bulk of our development resources towards advancing our lead wholly-owned program ALPN-303 in multiple autoimmune and inflammatory indications, as well as acazicolcept in SLE in collaboration with AbbVie.”

About Davoceticept and the NEON Studies
Davoceticept (ALPN-202) is a first-in-class, conditional CD28 costimulator and dual checkpoint inhibitor intended for the treatment of cancer. Preclinical studies of davoceticept have successfully demonstrated superior efficacy in tumor models compared to checkpoint inhibition alone. In phase 1 studies, davoceticept has demonstrated encouraging clinical activity, especially in renal cell carcinoma, as monotherapy and in combination with pembrolizumab.

NEON-1 (NCT04186637) is a phase 1 monotherapy dose escalation and expansion study in adults with advanced malignancies. NEON-2 (NCT04920383) is a phase 1 dose escalation and expansion combination study of davoceticept (ALPN-202) and pembrolizumab.

About ALPN-303
ALPN-303 is a dual B cell cytokine antagonist being developed for multiple autoimmune and/or inflammatory diseases. Based upon an engineered TACI (transmembrane activator and CAML interactor) domain, ALPN-303 in preclinical studies shows robust inhibition of B cell activating factor/B lymphocyte stimulator (BAFF, BLyS) and a proliferation inducing ligand (APRIL). These two pleiotropic B cell cytokines play key roles in B cell development, differentiation, and survival, and together contribute to the pathogenesis of multiple autoimmune diseases like systemic lupus erythematosus (SLE) and many other autoantibody-related inflammatory diseases. By simultaneously blocking these two cytokines, ALPN-303 has the potential to improve outcomes in patients suffering from severe autoimmune and/or inflammatory diseases. Alpine plans to conduct a phase 2 proof-of-concept study in SLE and open-label basket studies in renal, hematologic, and dermatologic autoimmune diseases, with the first of these anticipated to begin in the first half of 2023.

About Alpine Immune Sciences
Alpine Immune Sciences is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is seeking to create first- or best-in-class multifunctional immunotherapies via unique protein engineering technologies to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology and potential therapies; our plans to terminate enrollment of the davoceticept (ALPN-202) NEON studies and focus our development resources on our ALPN-303 and acazicolcept (ALPN-101) programs; our interactions with regulators and the timing thereof; the timing of and results from clinical trials and preclinical development activities; clinical and regulatory objectives and the timing thereof; the potential efficacy, safety profile, future research and development plans, addressable market, regulatory success, and commercial potential of our product candidates; the progress and potential of our other ongoing development programs; expectations regarding our ongoing collaborations; and our ability to successfully develop and achieve milestones in our development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of our product candidates; our ongoing discovery and preclinical efforts may not yield additional product candidates; our discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; the impact of the COVID-19 pandemic on our business, research and clinical development plans and timelines and results of operations, including the impact on our clinical trial sites, collaborators, and contractors who act for or on our behalf, may be more severe and prolonged than currently anticipated; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“NEON-1,” “NEON-2,” "Synergy," “RUBY” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions.

ALPN-202, NEON-2 study in collaboration with Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA

Source: Alpine Immune Sciences, Inc.

Contacts:
Temre Johnson (Investors)
Alpine Immune Sciences, Inc.
ir@alpineimmunesciences.com

Kelli Perkins (Media)
Red House
kelli@redhousecomms.com